Exhibit 4.1

FIRST-LIEN GUARANTEE AND COLLATERAL AGREEMENT

dated as of

March 29, 2007

as amended by the First Amendment to the First-Lien Guarantee and Collateral

Agreement, dated as of February 28, 2013

among

BROADCAST MEDIA PARTNERS HOLDINGS, INC.,

UMBRELLA ACQUISITION, INC.

(to be merged with and into UNIVISION COMMUNICATIONS INC.),

the Subsidiaries of UNIVISION COMMUNICATIONS INC.

from time to time party hereto

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as First-Lien Collateral Agent

i

TABLE OF CONTENTS

(continued)

ii

Schedules

Schedule I	Subsidiary Guarantors
Schedule II	Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Offices for UCC Filings
Schedule V	UCC Information
Schedule VI	Commercial Tort Claims and Chattel Paper

Exhibits

Exhibit A	Form of Supplement

FIRST-LIEN GUARANTEE AND COLLATERAL AGREEMENT dated as of March 29, 2007 (this “Agreement”), among BROADCAST MEDIA PARTNERS HOLDINGS, INC., a Delaware corporation (“Holdings”), UMBRELLA ACQUISITION, INC., a Delaware corporation (“Merger Sub”) to be merged with and into UNIVISION COMMUNICATIONS INC. (the “Company”), UNIVISION OF PUERTO RICO INC., a Delaware corporation (“Subsidiary Borrower” and together with the US Borrower (as defined in the Credit Agreement referred to below), the “Borrowers” and each, a “Borrower”), the subsidiaries of the US Borrower from time to time party hereto and DEUTSCHE BANK AG NEW YORK BRANCH, as first-lien collateral agent (in such capacity, the “First-Lien Collateral Agent”).

PRELIMINARY STATEMENT

Reference is made to the Credit Agreement dated as of March 29, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the lenders from time to time party thereto (the “Lenders”) and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”), the First-Lien Collateral Agent and Deutsche Bank AG New York Branch, as second-lien collateral agent (in such capacity, the “Second-Lien Collateral Agent”).

The First-Lien Lenders and each Issuing Bank (such term and each other capitalized term used but not defined in this preliminary statement having the meaning given or ascribed to it in Article I) have agreed to extend credit to the Borrowers, in each case pursuant to, and upon the terms and conditions specified in, the Credit Agreement. The Hedge Creditors have agreed (or may in the future agree) to enter into Hedging Obligations with one or more Loan Parties. The obligations of the First-Lien Lenders and each Issuing Bank to extend credit to the Borrowers, and the agreement of the Hedge Creditors to enter into and maintain Hedging Obligations with one or more Loan Parties, are, in each case, conditioned upon, among other things, the execution and delivery of this Agreement by each Borrower and each Guarantor. Each Guarantor is an affiliate of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement and from the entering into and/or maintaining of such Hedging Obligations and is willing to execute and deliver this Agreement in order to induce the First-Lien Lenders and the Issuing Banks to extend such credit or the Hedge Creditors to enter into and maintain such Hedging Obligations. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings set forth in the Credit Agreement. All capitalized terms defined in the New York UCC (as such term is defined herein) and not defined in this Agreement have the meanings specified therein. All references to the Uniform Commercial Code shall mean the New York UCC unless the context requires otherwise; the term “Instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Agreement.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

“Administrative Agent” shall have the meaning assigned to such term in the preliminary statement.

“After-Acquired Intellectual Property” shall have the meaning assigned to such term in Section 3.06(e).

“Agreement” shall have the meaning assigned to such term in the preamble.

“Bankruptcy Default” shall mean an Event of Default of the type described in Sections 7.01(g) and (h) of the Credit Agreement.

“Borrowers” shall have the meaning assigned to such term in the preamble.

“Cash Collateral Account” shall mean a non-interest bearing cash collateral account maintained with, and in the sole dominion and control of, the First-Lien Collateral Agent for the benefit of the Secured Parties (and, to the extent provided in Section 6.01, for the equal and ratable benefit of the Existing Senior Note Holders) into which shall be deposited cash collateral in respect of Letters of Credit.

“Claiming Guarantor” shall have the meaning assigned to such term in Section 5.02.

“Collateral” shall have the meaning assigned to such term in Section 3.01.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Company” shall have the meaning assigned to such term in the preamble.

“Contributing Guarantor” shall have the meaning assigned to such term in Section 5.02.

“Copyright License” shall mean any written agreement, now or hereafter in effect, granting any right to any third person under any Copyright now or hereafter

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owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

“Copyrights” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office (or any successor office or any similar office in any other country), including those listed on Schedule III and (c) all causes of action arising prior to or after the date hereof for infringement of any Copyright or unfair competition regarding the same.

“Credit Agreement” shall have the meaning assigned to such term in the preliminary statement.

“Domain Names” shall mean all Internet domain names and associated URL addresses in or to which any Grantor now or hereafter has any right, title or interest.

“ECP” shall have the meaning assigned to such term in the definition of Excluded Swap Obligation.

“Excluded Collateral” shall mean:

(a) all cash and cash equivalents;

(b) any Deposit Accounts and Securities Accounts;

(c) all vehicles the perfection of a security interest in which is excluded from the UCC in the relevant jurisdiction;

(d) subject in all respects to clause (h) of this definition below, any General Intangibles or other rights arising under contracts, Instruments, licenses, license agreements or other documents, to the extent (and only to the extent) that the grant of a security interest would (i) constitute a violation of a restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, (ii) give any other party to such contract, Instrument, license, license agreement or other document the right to terminate its obligations thereunder, or (iii) violate any law, provided, however, that (1) any portion of any such General Intangible or other right shall cease to constitute Excluded Collateral pursuant to this clause (d) at the time and to the extent that the grant of a security interest therein does not result in any of the consequences specified above and (2) the limitation set forth in this clause (d) above shall not affect, limit, restrict or impair the grant by a Grantor of a security interest pursuant to this Agreement in any such General Intangible or other right, to the extent that an otherwise applicable prohibition or restriction on such grant is rendered ineffective by any applicable law, including the UCC;

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(e) any Letter-of-Credit Rights, to the extent the relevant Grantor is required by applicable law to apply the proceeds of such Letter of Credit Rights for a specified purpose;

(f) Investment Property consisting of voting Equity Interests of any non-U.S. subsidiary in excess of 65% of the Equity Interests representing the total combined voting power of all classes of Equity Interests of such non-U.S. subsidiary entitled to vote;

(g) as to which the Collateral Agent, at the request of the US Borrower, reasonably determines that the costs of obtaining a security interest in any specifically identified assets or category of assets (or perfecting the same) are excessive in relation to the benefit to the Secured Parties of the security afforded thereby;

(h) any FCC License, to the extent that any law, regulation, permit, order or decree of any Governmental Authority in effect at the time applicable thereto prohibits the creation of a security interest therein, provided, however, that (i) the right to receive any payment of money in respect of such FCC License (including, without limitation, general intangibles for money due or to become due), and (ii) any proceeds, products, offspring, accessions, rents, profits, income or benefits of any FCC License shall not constitute Excluded Collateral, provided further, however, that in the event that such law, regulation, permit, order or decree shall be amended, modified or interpreted to permit (or shall be replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) the creation of a security interest in such FCC License, such FCC License will automatically be deemed to be a part of the Collateral (and shall cease to be Excluded Collateral);

(i) Equipment owned by any Grantor on the date hereof or hereafter acquired that is subject to a Lien securing a purchase money obligation or Capitalized Lease Obligation permitted to be incurred pursuant to the Credit Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capitalized Lease Obligation) validly prohibits the creation of any other Lien on such Equipment;

(j) any interest in joint ventures and non-wholly owned subsidiaries which cannot be pledged without the consent of one or more third parties;

(k) applications filed in the United States Patent and Trademark Office to register trademarks or service marks on the basis of any Grantor’s “intent to use” such trademarks or service marks unless and until the filing of a “Statement of Use” or “Amendment to Allege Use” has been filed and accepted, whereupon such applications shall be automatically subject to the Lien granted herein and deemed included in the Collateral;

(l) subject to Section 7.14(e), any Equity Interests in any subsidiary and/or other securities issued by any subsidiary to the extent that the pledge of such Equity Interests and/or such other securities would result in the US Borrower being

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required to file separate financial statements of such subsidiary with the SEC pursuant to Rule 3-10 or Rule 3-16 of Regulation S-X promulgated under the Exchange Act of 1934, as amended, but only to the extent necessary to not be subject to such requirement and only with respect to the relevant Existing Senior Notes affected; and

(m) any direct Proceeds, substitutions or replacements of any of the foregoing, but only to the extent such Proceeds, substitutions or replacements would otherwise constitute Excluded Collateral.

Furthermore, no term used in the definition of Collateral (or any component definition thereof) shall be deemed to include any Excluded Collateral.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (each an “ECP”) at the time the guarantee of such Guarantor becomes effective with respect to such related Swap Obligation; provided that with the written consent of the Administrative Agent and the Borrowers, a given Excluded Swap Obligation (determined as provided above without regard to this proviso) may be excluded from this definition.

“Existing Senior Notes Indenture” shall mean the Indenture dated as of July 18, 2001, between the Company, as issuer, and The Bank of New York, as trustee, as supplemented and any Officer’s Certificate issued thereunder with respect to the Existing Senior Notes.

“Existing Senior Note Holders” shall mean the holders from time to time of the Existing Senior Notes.

“Existing Senior Note Obligations” shall mean (a) the due and punctual payment of the unpaid principal amount of, and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on, the Existing Senior Notes, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (b) the due and punctual performance of all other obligations of the Company under or pursuant to the Existing Senior Notes Indenture.

“Existing Senior Note Trustee” shall mean the trustee under the Existing Senior Notes Indenture.

“Existing Senior Notes” shall mean the collective reference to (a) the Company’s 7.85% Notes due 2011, (b) the Company’s 3.50% Senior Notes due 2007 and (c) the Company’s 3.875% Senior Notes due 2008.

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“Federal Securities Laws” shall have the meaning assigned to such term in Section 4.05.

“First-Lien Collateral Agent” shall have the meaning assigned to such term in the preamble.

“First-Lien Loan Documents” shall mean the Credit Agreement, each First-Lien Security Document and each other Loan Document that evidences or governs any First-Lien Obligations.

“First-Lien Loans” shall mean all Loans under, and as defined in, the Credit Agreement (other than Second-Lien Loans).

“Fraudulent Conveyance” shall have the meaning assigned to such term in Section 2.01.

“Grantors” shall mean the Borrowers and the Guarantors.

“Guarantors” shall mean Holdings and the Subsidiary Guarantors.

“Hedge Creditor” shall mean, with respect to the Hedging Obligations of a Loan Party, a counterparty that is the Administrative Agent or a First-Lien Lender or an Affiliate of the Administrative Agent or a First-Lien Lender as of the Closing Date or at the time such Hedging Obligation is entered into.

“Holdings” shall have the meaning assigned to such term in the preamble.

“Intellectual Property” shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by such Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, software and databases and all other proprietary information, including but not limited to Domain Names, and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Investment Property” shall mean (a) all “investment property” as such term is defined in the New York UCC (other than Excluded Collateral) and (b) whether or not constituting “investment property” as so defined, all Pledged Debt Securities and Pledged Stock.

“License” shall mean any Patent License, Trademark License, Copyright License or other license or sublicense agreement relating to Intellectual Property to which any Grantor is a party, including those listed on Schedule III.

“Loan Document Obligations” shall mean (a) the due and punctual payment of (i) the principal of and interest (including interest accrued or accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding,

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regardless of whether allowed or allowable in such proceeding) on any and all First-Lien Loans, in each case in accordance with the rate specified in the Credit Agreement as when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by a Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral in respect of any Letter of Credit, (iii) any and all sums advanced by the First-Lien Collateral Agent in order to preserve the Collateral or to preserve its security interest therein, in each case, to the extent permitted by the First-Lien Loan Documents and (iv) all other monetary obligations of the Borrowers to any of the Secured Parties under the Credit Agreement and each of the other First-Lien Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of the Borrowers under or pursuant to the Credit Agreement and each of the other First-Lien Loan Documents, and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other First-Lien Loan Documents, in each case, whether outstanding on the date hereof or incurred or arising from time to time after the date of this Agreement.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Merger Sub” shall have the meaning assigned to such term in the preamble.

“Obligations” shall mean (a) the Loan Document Obligations and (b) the due and punctual payment and performance of all Secured Hedging Obligations of each Loan Party owing to a Hedge Creditor, in each case, whether outstanding on the date hereof or arising from time to time following the date of this Agreement.

“Patent License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third person, is in existence, and all rights of any Grantor under any such agreement.

“Patents” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and

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Trademark Office (or any successor or any similar offices in any other country), including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Permitted Liens” shall mean (a) with respect to the Obligations, all “Permitted Liens” as such term is defined in the Credit Agreement and (b) with respect to any series of Existing Senior Notes, all “Permitted Liens” as such term is defined in the Officer’s Certificate applicable for such series issued under the Existing Senior Notes Indenture.

“Pledged Collateral” shall mean (a) the Pledged Stock, (b) the Pledged Debt Securities, (c) subject to Section 3.05, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above, (d) subject to Section 3.05, all rights of such Grantor with respect to the securities and other property referred to in clauses (a), (b) and (c) above and (e) all Proceeds of any of the foregoing.

“Pledged Debt Securities” shall mean (a) the debt securities and promissory notes held by any Grantor on the date hereof (including all such debt securities and promissory notes listed opposite the name of such Grantor on Schedule II), (b) any debt securities or promissory notes in the future issued to such Grantor and (c) any other instruments evidencing the debt securities described above, if any.

“Pledged Securities” shall mean any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Pledged Stock” shall mean (a) as of the Closing Date, the Equity Interests of the US Borrower and (b) thereafter, to the extent the same do not constitute Excluded Collateral, (i) the Equity Interests owned by any Grantor (including all such Equity Interests listed on Schedule II) and (ii) any other Equity Interest obtained in the future by such Grantor and (b) the certificates, if any, representing all such Equity Interests.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

“SEC” shall mean the United States Securities and Exchange Commission and any successor thereto.

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“Secured Hedging Obligations” shall mean all Hedging Obligations; provided, that in no circumstances shall Excluded Swap Obligations constitute Secured Hedging Obligations.

“Secured Parties” shall mean (a) the First-Lien Lenders, (b) the Administrative Agent, (c) the First-Lien Collateral Agent, (d) the Issuing Banks, (e) each Hedge Creditor, (f) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any First-Lien Loan Document and (g) the permitted successors and assigns of each of the foregoing.

“Security Interest” shall have the meaning assigned to such term in Section 3.01.

“Subsidiary Guarantor” shall mean any of the following: (a) the Subsidiaries identified on Schedule I hereto as Subsidiary Guarantors and (b) each other subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Closing Date.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Termination Date” shall mean the date upon which all Commitments (other than the Second-Lien Commitments) have terminated, no Letters of Credit are outstanding (or if Letters of Credit remain outstanding, as to which an L/C Backstop exists), and the First-Lien Loans and L/C Exposure, together with all interest, Fees and other non-contingent First-Lien Obligations, have been paid in full in cash.

“Trademark License” shall mean any written agreement, now or hereafter in effect, granting to any third person any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third person, and all rights of any Grantor under any such agreement.

“Trademarks” shall mean all of the following now owned or hereafter acquired by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office (or any successor office) or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby, (c) all other assets, rights and interests that uniquely reflect or embody such goodwill and (d) all causes of action arising prior to or after the date hereof for infringement of any trademark or unfair competition regarding the same.

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SECTION 1.03. Intercreditor Agreement. All rights and obligations of the First-Lien Collateral Agent, the other Secured Parties, the Existing Senior Noteholders and the Existing Senior Note Trustee under this Agreement shall be subject to the Intercreditor Agreement. In the event of any conflict between the terms hereof and of the Intercreditor Agreement, the Intercreditor Agreement shall govern and control.

ARTICLE II

Guarantee

SECTION 2.01. Guarantee. Each Guarantor absolutely, irrevocably and unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each Guarantor waives (to the extent permitted by applicable law) presentment to, demand of payment from and protest to the Borrowers or any other Loan Party of any Obligation, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

Notwithstanding any provision of this Agreement to the contrary, it is intended that this Agreement, and any Liens granted hereunder by each Guarantor to secure the obligations and liabilities arising pursuant to this Agreement, not constitute a “Fraudulent Conveyance” (as defined below). Consequently, each Guarantor agrees that if this Agreement, or any Liens securing the obligations and liabilities arising pursuant to this Agreement, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Agreement and each such Lien shall be valid and enforceable only to the maximum extent that would not cause this Agreement or such Lien to constitute a Fraudulent Conveyance, and this Agreement shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance or fraudulent transfer under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

SECTION 2.02. Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right (except such as shall be required by applicable law and cannot be waived) to require that any resort be had by the First-Lien Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any Deposit Account or credit on the books of the First-Lien Collateral Agent or any other Secured Party in favor of the Borrowers or any other person.

SECTION 2.03. No Limitations, Etc. (a) Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 7.14, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment

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or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the First-Lien Collateral Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document (other than pursuant to the terms of a waiver, amendment, modification or release of this Agreement in accordance with the terms hereof) or any other agreement, including with respect to the release of any other Guarantor under this Agreement and so long as any such amendment, modification or waiver of any Loan Document is made in accordance with Section 9.08 of the Credit Agreement, (iii) the release of, or any impairment of or failure to perfect any Lien on or security interest in, any security held by the First-Lien Collateral Agent or any other Secured Party for the Obligations or any of them, (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations, or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the occurrence of the Termination Date). Each Guarantor expressly authorizes the First-Lien Collateral Agent, in accordance with the Credit Agreement and applicable law, to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in its sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of either Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrowers or any other Loan Party, other than the occurrence of the Termination Date. The First-Lien Collateral Agent and the other Secured Parties may, in accordance with the Credit Agreement and applicable law, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with either Borrower or any other Loan Party or exercise any other right or remedy available to them against either Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Termination Date has occurred. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against either Borrower or any other Loan Party, as the case may be, or any security.

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SECTION 2.04. Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the First-Lien Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of either Borrower, any other Loan Party or otherwise, notwithstanding the occurrence of the Termination Date.

SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the First-Lien Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of either Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the First-Lien Collateral Agent for distribution to the Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the First-Lien Collateral Agent as provided above, all rights of such Guarantor against either Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each other Loan Party’s financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither the First-Lien Collateral Agent nor any other Secured Party will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this guarantee in respect of Swap Obligations constituting Hedging Obligations owing to a Hedge Creditor (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.07 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.07, or otherwise under this guarantee, as it relates to such other Loan Party, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 2.07 shall remain in full force and effect until the Termination Date. Each Qualified ECP Guarantor intends that this Section 2.07 constitute, and this Section 2.07 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

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ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Obligations (and, to the extent provided in Section 6.01, the Existing Senior Note Obligations), each Grantor hereby assigns and pledges to the First-Lien Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties (and, to the extent provided in Section 6.01, for the equal and ratable benefit of the Existing Senior Note Holders), and hereby grants to the First-Lien Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties (and, to the extent provided in Section 6.01, for the equal and ratable benefit of the Existing Senior Note Holders), a security interest (the “Security Interest”), in all right, title or interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (but excluding any Excluded Collateral, collectively, the “Collateral”):

(i) all Accounts;

(ii) the Cash Collateral Account and all cash, securities, Instruments and other property deposited or required to be deposited therein;

(iii) all Commercial Tort Claims;

(iv) all Chattel Paper;

(v) all Documents;

(vi) all Equipment;

(vii) all General Intangibles;

(viii) all Goods;

(ix) all Instruments;

(x) all Inventory;

(xi) all Investment Property;

(xii) all Intellectual Property;

(xiii) all Letter-of-Credit Rights;

(xiv) all Pledged Collateral;

(xv) all books and records pertaining to the Collateral;

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(xvi) all Supporting Obligations; and

(xvii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.

Notwithstanding the foregoing, Collateral shall include cash, cash equivalents and securities to the extent the same constitute Proceeds and products of any item set forth in clauses (i) through (xvii) above, but in no event shall any control agreements be required to be obtained in respect thereof.

(b) Each Grantor hereby authorizes the First-Lien Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) with respect to the Collateral or any part thereof and amendments thereto that (i) indicate the Collateral as all assets of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (x) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (y) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Collateral relates. Each Grantor agrees to provide such information to the First-Lien Collateral Agent promptly upon written request. The First-Lien Collateral Agent agrees, upon request by the US Borrower and at its expense, to furnish copies of such filings to the US Borrower.

(c) The First-Lien Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office) such documents as may be necessary for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the First-Lien Collateral Agent as secured party. The First-Lien Collateral Agent agrees, upon request by the US Borrower and at its expense, to furnish copies of such filings to the US Borrower.

(d) The Security Interest is granted as security only and, except as otherwise required by applicable law, shall not subject the First-Lien Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral. Nothing contained in this Agreement shall be construed to make the First-Lien Collateral Agent or any other Secured Party liable as a member of any limited liability company or as a partner of any partnership, neither the First-Lien Collateral Agent nor any other Secured Party by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the First-Lien Collateral Agent shall become the owner of Pledged Collateral consisting of a limited liability company interest or a partnership interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the First-Lien Collateral Agent, any other Secured Party, any Grantor and/or any other Person.

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SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the First-Lien Collateral Agent and the Secured Parties that:

(a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the First-Lien Collateral Agent, for the ratable benefit of the Secured Parties (and, to the extent provided in Section 6.01, for the equal and ratable benefit of the Existing Senior Note Holders), the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement.

(b) Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been prepared by the First-Lien Collateral Agent based upon the information provided to the First-Lien Collateral Agent and the Secured Parties by the Grantors for filing in each governmental, municipal or other office specified on Schedule IV hereof (or specified by notice from the US Borrower to the First-Lien Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 5.09 of the Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in the Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary as of the Closing Date (or after the Closing Date, in the case of filings, recordings or registrations required by Section 5.09 of the Credit Agreement) to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the First-Lien Collateral Agent (for the ratable benefit of the Secured Parties (and, to the extent provided in Section 6.01, for the equal and ratable benefit of the Existing Senior Note Holders)) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor represents and warrants that, to the extent the Collateral consists of Intellectual Property, a fully executed agreement in the form hereof or, alternatively, each applicable short form security agreement in the form attached to the Credit Agreement as Exhibits F-A1, F-A2 and F-A3, and containing a description of all Collateral consisting of Intellectual Property with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights has been or will be delivered to the First-Lien Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. §261, 15 U.S.C. §1060 or 17 U.S.C. §205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any

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other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the First-Lien Collateral Agent (for the ratable benefit of the Secured Parties (and, to the extent provided in Section 6.01, for the equal and ratable benefit of the Existing Senior Note Holders)) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of United States federally registered Patents, Trademarks and Copyrights (and applications therefor) acquired or developed after the date hereof).

(c) The Security Interest constitutes (i) a legal and valid security interest in all Collateral securing the payment and performance of the Obligations (and, to the extent provided in Section 6.01, the Existing Senior Note Obligations), (ii) subject to the filings described in Section 3.02(b), a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any state thereof) pursuant to the Uniform Commercial Code and (iii) subject to the filings described in Section 3.02(b), a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement (or the applicable short form security agreement) with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three month period (commencing as of the date hereof) pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.

(d) Schedule II correctly sets forth as of the Closing Date the percentage of the issued and outstanding shares or units of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder.

(e) The Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock issued by a corporation, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other loss affecting creditors’ rights generally and general principles of equity or at law.

(f) Schedule V correctly sets forth as of the Closing Date (i) the exact legal name of each Grantor, as such name appears in its respective certificate or articles of incorporation or formation, (ii) the jurisdiction of organization of each Grantor, (iii) the mailing address of each Grantor, (iv) the organizational identification number, if any, issued by the jurisdiction of organization of each Grantor, (v) the identity or type of organization of each Grantor and (vi) the Federal Taxpayer Identification Number, if any, of each Grantor which is a Specified Loan Party. The US Borrower agrees to update the information required pursuant to the preceding sentence as provided in Sections 5.04(i) and 5.06 of the Credit Agreement.

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(g) The Collateral is owned by the Grantors free and clear of any Lien, except for Permitted Liens.

(h) Notwithstanding the foregoing or anything else in this Agreement to the contrary, no representation, warranty or covenant is made with respect to the creation or perfection of a security interest in Collateral to the extent such creation or perfection would require (i) any filing other than a filing in the United States of America, any state thereof and the District of Columbia or (ii) other action under the laws of any jurisdiction other than the United States of America, any state thereof and the District of Columbia.

(i) As of the Closing Date, no Grantor holds (i) any Commercial Tort Claims or (ii) any interest in any Chattel Paper, in each case, in an amount in excess of $10,000,000 individually, except as described in Schedule VI hereto.

(j) Each Grantor represents and warrants that (x) the Trademarks, Patents and Copyrights listed on Schedule III include all United States federal registrations and pending applications for Trademarks, Patents and Copyrights, all as in effect as of the date hereof, that such Grantor owns and that are material to the conduct of its business as of the date hereof and (y) all Domain Names listed on Schedule III include all Domain Names in which such Grantor has rights as of the date hereof that are material to the conduct of its business as of the date hereof.

SECTION 3.03. Covenants.

(a) Subject to Section 3.02(h), each Grantor shall, at its own expense, take all commercially reasonable actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the First-Lien Collateral and the priority thereof against any Lien which does not constitute a Permitted Lien.

(b) Subject to Section 3.02(h), each Grantor agrees, upon written request by the First-Lien Collateral Agent and at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the First-Lien Collateral Agent may from time to time reasonably deem necessary to obtain, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith.

(c) At its option, but only following 5 Business Days’ written notice to each Grantor of its intent to do so, the First-Lien Collateral Agent may discharge past due Taxes, assessments, charges, fees or Liens at any time levied or placed on the Collateral which do not constitute a Permitted Lien, and may pay for the maintenance and

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preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, and each Grantor jointly and severally agrees to reimburse the First-Lien Collateral Agent within 30 days after demand for any reasonable payment made or any reasonable expense incurred by the First-Lien Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the First-Lien Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to Taxes, assessments, charges, fees or Liens and maintenance as set forth herein or in the other Loan Documents.

(d) Each Grantor shall remain liable to observe and perform all conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.

SECTION 3.04. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the First-Lien Collateral Agent to enforce, the Security Interest in the Collateral, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments in excess of $10,000,000 individually, such Grantor shall forthwith endorse, assign and deliver the same to the First-Lien Collateral Agent, accompanied by such undated instruments of endorsement, transfer or assignment duly executed in blank as the First-Lien Collateral Agent may from time to time reasonably specify.

(b) Investment Property. Subject to the terms hereof, if any Grantor shall at any time hold or acquire any Certificated Securities, such Grantor shall forthwith endorse, assign and deliver the same to the First-Lien Collateral Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the First-Lien Collateral Agent may from time to time reasonably specify. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof and supplement any prior schedule so delivered; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities and shall not in and of itself result in any Default or Event of Default. Each certificate representing an interest in any limited liability company or limited partnership controlled by any Grantor and pledged under Section 3.01 shall be physically delivered to the First-Lien Collateral Agent in accordance with the terms of the Credit Agreement and endorsed to the First-Lien Collateral Agent or endorsed in blank.

(c) Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in an amount in excess of $10,000,000 individually in any Electronic Chattel Paper or any “transferable record”, as that term is defined in Section 201 of the Federal Electronic Signatures

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in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the First-Lien Collateral Agent thereof and, at the request of the First-Lien Collateral Agent, shall take such action as the First-Lien Collateral Agent may reasonably request to vest in the First-Lien Collateral Agent control under New York UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The First-Lien Collateral Agent agrees with such Grantor that the First-Lien Collateral Agent will arrange, pursuant to procedures reasonably satisfactory to the First-Lien Collateral Agent and so long as such procedures will not result in the First-Lien Collateral Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.

(d) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit in excess of $10,000,000 individually, now or hereafter issued in favor of such Grantor, such Grantor shall notify the First-Lien Collateral Agent thereof and, at the reasonable request and option of the First-Lien Collateral Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the First-Lien Collateral Agent, use commercially reasonable efforts to either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the First-Lien Collateral Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the First-Lien Collateral Agent to become the transferee beneficiary of the letter of credit, with the First-Lien Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred or is continuing.

(e) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in excess of $10,000,000 individually, the Grantor shall notify the First-Lien Collateral Agent thereof in a writing signed by such Grantor including a summary description of such claim and grant to the First-Lien Collateral Agent, for the ratable benefit of the Secured Parties (and, to the extent provided in Section 6.01, for the equal and ratable benefit of the Existing Senior Note Holders), in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the First-Lien Collateral Agent.

(f) Security Interests in Property of Account Debtors. If at any time any Grantor shall take a security interest in any property of an Account

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Debtor or any other Person the value of which equals or exceeds $10,000,000 to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the First-Lien Collateral Agent for the benefit of the Secured Parties. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

SECTION 3.05. Voting Rights; Dividends and Interest, Etc. Unless and until an Event of Default shall have occurred and be continuing and, except in the case of a Bankruptcy Default, the First-Lien Collateral Agent shall have given the Grantors notice of its intent to exercise its rights under this Agreement:

(a) Each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents and the Existing Senior Notes Indenture and applicable law.

(b) The First-Lien Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to each Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a) above.

(c) Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are not prohibited by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents, the Existing Senior Notes Indenture and applicable law; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Collateral, shall be and become part of the Pledged Collateral, and, if received by any Grantor, shall be held in trust for the benefit of the First-Lien Collateral Agent and the Secured Parties (and, to the extent provided in Section 6.01, for the equal and ratable benefit of the Existing Senior Note Holders) and shall be delivered to the First-Lien Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the First-Lien Collateral Agent) on or prior to the later to occur of (i) 30 days following the receipt thereof and (ii) the earlier of the date of the required delivery of the Pricing Certificate following the receipt of such items and the date which is 45 days after the end of the most recently ended fiscal quarter.

SECTION 3.06. Additional Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor agrees that it will not, and will use commercially reasonable efforts to not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent that is material to the conduct of such Grantor’s business may become invalidated or dedicated to the public.

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(b) Except as could not reasonably be expected to have a Material Adverse Effect, each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor’s business, use commercially reasonable efforts to maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use.

(c) Except as could not reasonably be expected to have a Material Adverse Effect (and subject to Section 7.15(a) hereof), each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a material Copyright, use commercially reasonable efforts to continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary to establish and preserve its rights under applicable copyright laws.

(d) Except to the extent failure to act could not reasonably be expected to have a Material Adverse Effect, each Grantor will take all reasonable and necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

(e) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Closing Date (“After-Acquired Intellectual Property”) (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become part of the Collateral subject to the terms and conditions of this Agreement. At the time of any required delivery of information pursuant to Section 5.04(i) of the Credit Agreement, the relevant Grantor shall sign and deliver to the First-Lien Collateral Agent an appropriate Intellectual Property Security Agreement with respect to all applicable U.S. federally registered (or application for U.S. federally registered) After-Acquired Intellectual Property owned by it as of the last day of applicable fiscal quarter, to the extent that such Intellectual Property is not covered by any previous Intellectual Property Security Agreement so signed and delivered by it.

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ARTICLE IV

Remedies

SECTION 4.01. Pledged Collateral. (a) Upon the occurrence and during the continuance of an Event of Default and with notice to the US Borrower, the First-Lien Collateral Agent, on behalf of the Secured Parties (and, to the extent provided in Section 6.01, for the equal and ratable benefit of the Existing Senior Note Holders), shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Grantor, endorsed or assigned in blank or in favor of the First-Lien Collateral Agent. Upon the occurrence and during the continuance of an Event of Default and with notice to the relevant Grantor, the First-Lien Collateral Agent shall at all times have the right to exchange the certificates representing any Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

(b) Upon the occurrence and during the continuance of an Event of Default, after the First-Lien Collateral Agent shall have notified the US Borrower in writing of the suspension of their rights under paragraph (c) of Section 3.05, then all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (c) of Section 3.05 shall cease, and all such rights shall thereupon become vested in the First-Lien Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of Section 3.05 shall be held in trust for the benefit of the First-Lien Collateral Agent, shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the First-Lien Collateral Agent upon demand in the same form as so received (with any necessary endorsement or instrument of assignment). Any and all money and other property paid over to or received by the First-Lien Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the First-Lien Collateral Agent in an account to be established by the First-Lien Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.03. After all Events of Default have been cured or waived, the First-Lien Collateral Agent shall promptly repay to each applicable Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (c) of Section 3.05 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default and with notice to the US Borrower, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a) of Section 3.05, and the obligations of the First-Lien Collateral Agent under paragraph (b) of Section 3.05, shall cease, and all such rights shall thereupon become vested in the First-Lien Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided, however, that, unless otherwise directed by the Required First-Lien Lenders, the First-Lien Collateral Agent shall have the right from time to time following and during the

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continuance of an Event of Default and the provision of the notice referred to above to permit the Grantors to exercise such rights. To the extent the notice referred to in the first sentence of this paragraph (c) has been given, after all Events of Default have been cured or waived, each Grantor shall have the exclusive right to exercise the voting and/or consensual rights and powers that such Grantor would otherwise be entitled to exercise pursuant to the terms of paragraph (a) of Section 3.05, and the First-Lien Collateral Agent shall again have the obligations under paragraph (b) of Section 3.05.

(d) Notwithstanding anything to the contrary contained in this Section 4.01, if a Bankruptcy Default shall have occurred and be continuing, the First-Lien Collateral Agent shall not be required to give any notice referred to in Section 3.05 or this Section 4.01 in order to exercise any of its rights described in said Sections, and the suspension of the rights of each of the Grantors under said Sections shall be automatic upon the occurrence of such Bankruptcy Default.

SECTION 4.02. Uniform Commercial Code and Other Remedies. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the First-Lien Collateral Agent on demand, and it is agreed that the First-Lien Collateral Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantor to the First-Lien Collateral Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the First-Lien Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements), and (b) to withdraw any and all cash or other Collateral from the Cash Collateral Account and to apply such cash and other Collateral to the payment of any and all Obligations (and to the extent provided in Section 6.01, to the payment of any and all Existing Senior Note Obligations) in the manner provided in Section 4.03, (c) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral without breach of the peace, and subject to the terms of any related lease agreement, to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral, and (d) generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the First-Lien Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange upon such commercially reasonable terms and conditions as it may deem advisable, for cash, upon credit or for future delivery as the First-Lien Collateral Agent shall deem appropriate. The First-Lien Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the First-Lien Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or

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purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The First-Lien Collateral Agent shall give each applicable Grantor 10 Business Days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the First-Lien Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the First-Lien Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the First-Lien Collateral Agent may (in its sole and absolute discretion) determine. The First-Lien Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The First-Lien Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the First-Lien Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the First-Lien Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party (and, to the extent provided in Section 6.01, any Existing Senior Note Holder) may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by applicable law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party (and, to the extent provided in Section 6.01, such Existing Senior Note Holder) from any Grantor as a credit against the purchase price, and such Secured Party (and, to the extent provided in Section 6.01, such Existing Senior Note Holder) may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the First-Lien Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the First-Lien Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations (and to the extent required by

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Section 6.01, the Existing Senior Note Obligations) paid in full. As an alternative to exercising the power of sale herein conferred upon it, the First-Lien Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

Each Grantor irrevocably makes, constitutes and appoints the First-Lien Collateral Agent (and all officers, employees or agents designated by the First-Lien Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required under the Credit Agreement or to pay any premium in whole or part relating thereto, the First-Lien Collateral Agent may, without waiving or releasing any obligation or liability of any Grantor hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the First-Lien Collateral Agent deems advisable. All sums disbursed by the First-Lien Collateral Agent in connection with this paragraph, including attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the First-Lien Collateral Agent and shall be additional Obligations secured hereby.

SECTION 4.03. Application of Proceeds. If an Event of Default shall have occurred and be continuing the First-Lien Collateral Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Collateral in accordance with the requirements of the Intercreditor Agreement; provided that, notwithstanding anything to the contrary in this Agreement, in no circumstances shall proceeds of Collateral constituting an asset of a Loan Party which is not a Qualified ECP Guarantor be applied towards the payment of any Secured Hedging Obligations”. Upon any sale of Collateral by the First-Lien Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the First-Lien Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the First-Lien Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.04. Grant of License to Use Intellectual Property. For the purpose of enabling the First-Lien Collateral Agent to exercise rights and remedies under this Agreement at such time as the First-Lien Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the First-Lien Collateral Agent an irrevocable (until the termination of this Agreement), nonexclusive license, subject in all respects to any existing licenses (exercisable without payment of royalty or other compensation to the Grantors), to use, license or sublicense any of the

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Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the First-Lien Collateral Agent may be exercised, at the option of the First-Lien Collateral Agent, only upon the occurrence and during the continuation of an Event of Default; provided, however, that any license, sublicense or other transaction entered into by the First-Lien Collateral Agent in accordance herewith shall be binding upon each Grantor notwithstanding any subsequent cure of an Event of Default.

SECTION 4.05. Securities Act, Etc. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the U.S. Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the First-Lien Collateral Agent if the First-Lien Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the First-Lien Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the First-Lien Collateral Agent may, with respect to any sale of such Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that to the extent such restrictions and limitations apply to any proposed sale of Pledged Collateral, the First-Lien Collateral Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the First-Lien Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the First-Lien Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.05 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the First-Lien Collateral Agent sells.

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ARTICLE V

Indemnity, Subrogation and Subordination

SECTION 5.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 5.03), the Borrowers agree that (a) in the event a payment shall be made by any Guarantor under this Agreement, the Borrowers shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part a claim of any Secured Party (and, to the extent provided in Section 6.01, any Existing Senior Note Holder), the Borrowers shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 5.02. Contribution and Subrogation. Each Guarantor (a “Contributing Guarantor”) agrees (subject to Section 5.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation, or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party (and, to the extent provided in Section 6.01, to the Existing Senior Note Holders), and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by a Borrower as provided in Section 5.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to (i) the amount of such payment or (ii) the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 5.02 shall be subrogated to the rights of such Claiming Guarantor under Section 5.01 to the extent of such payment.

SECTION 5.03. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 5.01 and 5.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the Loan Document Obligations (and, to the extent Section 6.01 is applicable, the Existing Senior Note Obligations) until the Termination Date; provided, that if any amount shall be paid to such Grantor on account of such subrogation rights at any time prior to the Termination Date, such amount shall be held in trust for the benefit of the Secured Parties (and, to the extent provided in Section 6.01, for the equal and ratable benefit of the Existing Senior Note Holders) and shall forthwith be paid to the First-Lien Collateral Agent to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 4.03. No failure on the part of a Borrower or any Guarantor to make the payments required by Sections 5.01 and 5.02 (or any other payments required under applicable law or

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otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of its obligations hereunder.

ARTICLE VI

Equal and Ratable Provisions

SECTION 6.01. Equal and Ratable Security. This Agreement and the other Security Documents (a) secure the Existing Senior Note Obligations equally and ratably with all other Obligations to the extent (but only to the extent) required by Section 1008 of the Existing Senior Notes Indenture, (b) shall be construed and enforced accordingly and (c) shall be enforced in accordance with the terms of the Intercreditor Agreement.

SECTION 6.02. Termination. This Article VI shall cease to apply if and when (i) all of the Existing Senior Note Obligations have been fully satisfied and discharged (including in accordance with Article XIII of the Existing Senior Notes Indenture) or (ii) the Existing Senior Notes Indenture shall have been amended such that the Existing Senior Note Obligations are no longer required to be secured equally and ratably with the Obligations.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it in care of the US Borrower as provided in Section 9.01 of the Credit Agreement.

SECTION 7.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the First-Lien Lenders and the Issuing Banks and shall survive the execution and delivery of the Loan Documents and the making of any First-Lien Loans and issuance of any Letters of Credit, regardless of any investigation made by any First-Lien Lender or Issuing Bank or on their behalf and notwithstanding that the First-Lien Collateral Agent, any Issuing Bank or any First-Lien Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the Termination Date.

SECTION 7.03. Binding Effect; Several Agreement. This Agreement shall become effective as to any Loan Party when a counterpart hereof executed on behalf

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of such Loan Party shall have been delivered to the First-Lien Collateral Agent and a counterpart hereof shall have been executed on behalf of the First-Lien Collateral Agent, and thereafter shall be binding upon such Loan Party and the First-Lien Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Loan Party, the First-Lien Collateral Agent and the other Secured Parties (and, to the extent provided in Section 6.01, the Existing Senior Note Holders) and their respective successors and permitted assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void), except as contemplated or permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

SECTION 7.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the First-Lien Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 7.05. First-Lien Collateral Agent’s Fees and Expenses; Indemnification. (a) The parties hereto agree that the First-Lien Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 9.05 of the Credit Agreement.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor jointly and severally agrees to indemnify the First-Lien Collateral Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all costs, expenses (including reasonable fees, out-of-pocket disbursements and other charges of one primary counsel, one regulatory counsel and one local counsel to the Indemnitees (taken as a whole) in each relevant jurisdiction; provided, however, that if (i) one or more Indemnitees shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to one or more other Indemnitees or (ii) the representation of the Indemnitees (or any portion thereof) by the same counsel would be inappropriate due to actual or potential differing interests between them, then such expenses shall include the reasonable fees, out-of-pocket disbursements and other charges of one separate counsel to such Indemnitees, taken as a whole, in each relevant jurisdiction) and liabilities arising out of or in connection with the execution, delivery or performance of this Agreement or any agreement or instrument contemplated hereby or any claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, regardless of whether any Indemnitee is a party thereto or whether initiated by a third party or by a Loan Party or any Affiliate thereof; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such costs, expenses or liabilities (x) resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or material

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breach of its (or its Related Parties’) obligations hereunder or (y) resulted from any dispute solely among Indemnitees and not involving the Grantors or their respective Affiliates. To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of proceeds thereof.

(c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other First-Lien Security Documents. The provisions of this Section 7.05 shall survive the Termination Date.

SECTION 7.06. First-Lien Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the First-Lien Collateral Agent as the attorney-in-fact of such Grantor for the purpose of, upon the occurrence and during the continuance of an Event of Default, carrying out the provisions of this Agreement and taking any action and executing any instrument that the First-Lien Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest; provided, however, that the First-Lien Collateral Agent shall not execute on behalf of Grantors any application or other instrument to be submitted to the FCC. Without limiting the generality of the foregoing, the First-Lien Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the First-Lien Collateral Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral, (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral, (d) to send verifications of Accounts to any Account Debtor, (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral, (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the First-Lien Collateral Agent or the Cash Collateral Account, and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement in accordance with its terms, as fully and completely as though the First-Lien Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the First-Lien Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the First-Lien Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The First-Lien Collateral Agent and the Secured Parties (and, to the extent provided in Section 6.01, the Existing Senior Note

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Holders) shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith. The foregoing powers of attorney being coupled with an interest, are irrevocable until the Security Interest shall have terminated in accordance with the terms hereof.

SECTION 7.07. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

SECTION 7.08. Waivers; Amendment. (a) No failure or delay by the First-Lien Collateral Agent, the Administrative Agent, any Issuing Bank or any First-Lien Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver hereof or thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the First-Lien Collateral Agent, the Administrative Agent, the Issuing Banks and the First-Lien Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the First-Lien Collateral Agent, any First-Lien Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. Except as otherwise provided herein, no notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First-Lien Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.08 of the Credit Agreement.

(c) In no event shall the consent of any Existing Senior Note Holder be required in connection with any amendment, amendment and restatement, supplement, waiver or other modification of this Agreement.

(d) Until such time as the Obligations (and, to the extent provided in Section 6.01, the Existing Senior Note Obligations) have been paid in full in cash, each Guarantor hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Agreement (whether contractual, under Section 509 of the

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Bankruptcy Code, or otherwise) to the claims of the Secured Parties against Secured Parties or any other guarantor of the Obligations (and, to the extent provided in Section 6.01, the Existing Senior Note Obligations) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Borrower or any other guarantor which it may at any time otherwise have as a result of this Agreement.

(e) Each Guarantor hereby acknowledges and affirms that it understands that to the extent the Obligations (and, to the extent provided in Section 6.01, the Existing Senior Note Obligations) are secured by Real Property located in California, such Guarantor shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing such Guarantor’s or any Secured Party’s right to proceed against any Borrower or any other guarantor of the Obligations (and, to the extent provided in Section 6.01, the Existing Senior Note Obligations). In accordance with Section 2856 of the California Code of Civil Procedure, each Guarantor hereby waives until such time as the Obligations (and, to the extent provided in Section 6.01, the Existing Senior Note Obligations) have been paid in full in cash:

(i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to such Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Code of Civil Procedure;

(ii) all rights and defenses that such Guarantor may have because the Obligations (and, to the extent provided in Section 6.01, the Existing Senior Note Obligations) are secured by Real Property located in California, meaning, among other things, that: (A) the Secured Parties may collect from such Guarantor without first foreclosing on any real or personal property collateral pledged by any Borrower or any other Guarantor, and (B) if the Secured Parties foreclose on any Real Property collateral pledged by any Borrower or any other Guarantor, (1) the amount of the Obligations (and, to the extent provided in Section 6.01, the Existing Senior Note Obligations) may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Secured Parties may collect from such Guarantor even if the Secured Parties, by foreclosing on the Real Property collateral, have destroyed any right such Guarantor may have to collect from any Borrower, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses such Guarantor may have because the Obligations (and, to the extent provided in Section 6.01, the Existing Senior Note Obligations) are secured by Real Property (including, without limitation, any rights or defenses based upon Sections 580a, 580d or 726 of the California Code of Civil Procedure); and

(iii) all rights and defenses arising out of an election of remedies by the Secured Parties, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations (and, to the extent provided in Section 6.01, the Existing Senior Note Obligations), has destroyed such Guarantor’s rights of subrogation and reimbursement against any Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(f) Each Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.

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SECTION 7.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO (AND EACH OTHER SECURED PARTY AND EACH EXISTING SENIOR NOTE HOLDER, BY ITS ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.

SECTION 7.10. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.11. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7.03. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.12. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

33

SECTION 7.13. Jurisdiction; Consent to Service of Process. (a) Each of the Grantors and the Secured Parties (and, to the extent provided by Section 6.01, the Existing Senior Note Holders), by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America, sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the Loan Parties and the Secured Parties, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the Loan Parties and the Secured Parties (and, to the extent provided in Section 6.01, the Existing Senior Note Holders), by their acceptance of the benefits of this Agreement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the First-Lien Collateral Agent, the Administrative Agent, any Issuing Bank or any First-Lien Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Grantor or its properties in the courts of any jurisdiction.

(b) Each of the Loan Parties, the Secured Parties and, to the extent provided by Section 6.01, the Existing Senior Note Holders, by their acceptance of the benefits of this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the Loan Parties, the Secured Parties and, to the extent provided by Section 6.01, the Existing Senior Note Holders, by their acceptance of the benefits of this Agreement hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Each of the Loan Parties, the Secured Parties and, to the extent provided by Section 6.01, the Existing Senior Note Holders, by their acceptance of the benefits of this Agreement hereby irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement or any other Loan Document will affect the right of the First-Lien Collateral Agent or the Grantors to serve process in any other manner permitted by law.

SECTION 7.14. Termination or Release. (a) This Agreement, the Guarantees made herein, the Security Interest, the pledge of the Pledged Collateral and all other security interests granted hereby shall terminate on the Termination Date (other than to the extent any funds are on deposit in the Cash Collateral Account in respect of any L/C Backstop, in which case, the Security Interest in such Cash Collateral Account shall continue until released by the relevant Issuing Bank).

34

(b) A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interests created hereunder in the Collateral of such Subsidiary Guarantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Guarantor ceases to be a subsidiary.

(c) Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement to any person that is not a Borrower or a Grantor, or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(d) In connection with any termination or release pursuant to paragraph (a), (b) or (c) above, the First-Lien Collateral Agent shall promptly execute and deliver to any Grantor, at such Grantor’s expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or representation or warranty by the First-Lien Collateral Agent (other than any representation and warranty that the First-Lien Collateral Agent has the authority to execute and deliver such documents) or any Secured Party, including the Existing Senior Note Holders as provided by Section 6.01. Without limiting the provisions of Section 7.05, the Borrowers shall reimburse the First-Lien Collateral Agent upon demand for all reasonable out-of-pocket costs and expenses, including the fees, charges and expenses of counsel, incurred by it in connection with any action contemplated by this Section 7.14.

(e) In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such subsidiary’s Equity Interests and/or other securities issued by such subsidiary to secure the Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such subsidiary, then the Equity Interests and/or other securities issued by such subsidiary will automatically be deemed to be a part of the Collateral (and shall cease to be Excluded Collateral) for the relevant Obligations but only to the extent necessary to not be subject to any such financial statement requirement.

(f) At any time that the respective Grantor desires that the First-Lien Collateral Agent take any action described in preceding paragraph (d) above, it shall, upon request of the First-Lien Collateral Agent, deliver to the Collateral Agent an officer’s certificate certifying that the release of the respective Collateral is permitted pursuant to paragraph (a), (b) or (c). The First-Lien Collateral Agent shall have no liability whatsoever to any Secured Party as the result of any release of Collateral by it as permitted (or which the First-Lien Collateral Agent in good faith believes to be permitted) by this Section 7.14.

35

SECTION 7.15. FCC Compliance. (a) Notwithstanding anything to the contrary contained herein or in any other agreement, instrument or document executed in connection herewith, no party hereto shall take any actions hereunder that would constitute or result in a transfer or assignment of any FCC License or a change of control over such FCC License requiring the prior approval of the FCC without first obtaining such prior approval of the FCC. In addition, the parties acknowledge that the voting rights of the Pledged Stock shall remain with the relevant Grantor thereof even upon the occurrence and during the continuance of an Event of Default until the FCC shall have given its prior consent to the exercise of stockholder rights by a purchaser at a public or private sale of such Pledged Stock or the exercise of such rights by the First-Lien Collateral Agent or by a receiver, trustee, conservator or other agent duly appointed pursuant to applicable law.

(b) If an Event of Default shall have occurred and is continuing, each Grantor shall take any action which the First-Lien Collateral Agent may reasonably request in the exercise of its rights and remedies under this Agreement in order to transfer or assign the Collateral to the First-Lien Collateral Agent or to such one or more third parties as the First-Lien Collateral Agent may designate, or to a combination of the foregoing. To enforce the provision of this Section 7.15, the First-Lien Collateral Agent is empowered to seek from the FCC and any other Governmental Authority, to the extent required, consent to or approval of any involuntary transfer of control of any entity whose Collateral is subject to this Agreement for the purpose of seeking a bona fide purchaser to whom control ultimately will be transferred. Each Grantor agrees to cooperate with any such purchaser and with the First-Lien Collateral Agent in the preparation, execution and filing of any forms and providing any information that may be necessary or helpful in obtaining the FCC’s consent to the assignment to such purchaser of the Collateral. Each Grantor hereby agrees to consent to any such voluntary or involuntary transfer after and during the continuation of an Event of Default and, without limiting any rights of the First-Lien Collateral Agent under this Agreement, to authorize the First-Lien Collateral Agent to nominate a trustee or receiver to assume control of the Collateral, subject only to required judicial, FCC or other consents required by Governmental Authorities, in order to effectuate the transactions contemplated by this Section 7.15. Such trustee or receiver shall have all the rights and powers as provided to it by law or court order, or to the First-Lien Collateral Agent under this Agreement. Each Grantor shall cooperate fully in obtaining the consent of the FCC and the approval or consent of each other Governmental Authority required to effectuate the foregoing.

(c) Without limiting the obligations of any Grantor hereunder in any respect, each Grantor further agrees that if such Grantor, upon or after the occurrence (and during the continuance) of an Event of Default, should fail or refuse for any reason whatsoever, without limitation, including any refusal to execute any application necessary or appropriate to obtain any governmental consent necessary or appropriate for the exercise of any right of the First-Lien Collateral Agent hereunder, such Grantor agrees that such application may be executed on such Grantor’s behalf by the clerk of any court of competent jurisdiction without notice to such Grantor pursuant to court order.

36

SECTION 7.16. Additional Subsidiaries. Pursuant to Section 5.09 of the Credit Agreement, each Restricted Subsidiary (other than a Foreign Subsidiary, an Excluded Subsidiary, or a Domestic Subsidiary that is a disregarded entity for U.S. federal income tax purposes owned by a non-disregarded non-U.S. entity) that was not in existence or not a subsidiary on the Closing Date is required to enter into this Agreement as a Subsidiary Guarantor and a Grantor upon becoming such a subsidiary. Upon execution and delivery by the First-Lien Collateral Agent and such subsidiary of a supplement in the form of Exhibit A hereto, such subsidiary shall become a Subsidiary Guarantor and a Grantor hereunder with the same force and effect as if originally named as a Subsidiary Guarantor and a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 7.17. Security Interest and Obligations Absolute. Subject to Section 7.14 hereof, all rights of the First-Lien Collateral Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument (so long as the same are made in accordance with the terms of Section 9.08 of the Credit Agreement), (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

SECTION 7.18. Limitation on First-Lien Collateral Agent’s Responsibilities with Respect to Existing Senior Notes Holders. The obligations of the First-Lien Collateral Agent to the Existing Senior Note Holders and the Existing Senior Note Trustee hereunder shall be limited as provided in the Intercreditor Agreement.

SECTION 7.19. Effectiveness of Merger. Upon the consummation of the Merger, the Company shall succeed to all the rights and obligations of Merger Sub under this Agreement, without any further action by any Person.

SECTION 7.20. Right of Setoff; Payments Set Aside. (a) If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, except to the extent prohibited by law, without prior notice to any Guarantor or any other Loan Party, any such notice being waived by each Guarantor (on its own behalf and on behalf of each Loan Party and its subsidiaries) to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or

37

the account of the Guarantors against any of and all the obligations of the Borrowers now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. The rights of each Lender under this Section 7.20 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender agrees promptly to notify the US Borrower and the Administrative Agent after any such set off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set off and application.

(b) To the extent that any payment by or on behalf of any Guarantor is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, then (i) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (ii) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

38

(c) NOTWITHSTANDING THE FOREGOING SECTION 7.20(a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS UNDER ANY LOAN DOCUMENT, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SECTION 7.20(a) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

[Remainder of page intentionally left blank]

39

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BROADCAST MEDIA PARTNERS HOLDINGS, INC.

By:	/s/ Andrew W. Hobson
	Name:	Andrew W. Hobson
	Title:	Senior Executive Vice President

UMBRELLA ACQUISITION, INC.

By:	/s/ Andrew W. Hobson
	Name:	Andrew W. Hobson
	Title:	Senior Vice President

UNIVISION OF PUERTO RICO INC.

By:	/s/ Andrew W. Hobson
	Name:	Andrew W. Hobson
	Title:	Executive Vice President

UNIVISION COMMUNICATIONS INC. HEREBY ABSOLUTELY, IRREVOCABLY AND UNCONDITIONALLY ASSUMES ALL OBLIGATIONS OF UMBRELLA ACQUISITION, INC. UNDER THIS AGREEMENT.

UNIVISION COMMUNICATIONS INC.

By:	/s/ Andrew W. Hobson
	Name:	Andrew W. Hobson
	Title:	Senior Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

THE UNIVISION NETWORK LIMITED PARTNERSHIP

By:	Univision Communications Inc.,
its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Senior Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

EDIMONSA CORPORATION
EL TRATO, INC.
FONOHITS MUSIC PUBLISHING, INC.
FONOMUSIC, INC.
FONOVISA, INC.
GALAVISION, INC.
HPN NUMBERS, INC.
KCYT-FM LICENSE CORP.
KECS-FM LICENSE CORP.
KESS-AM LICENSE CORP.
KESS-TV LICENSE CORP.
KHCK-FM LICENSE CORP.
KICI-AM LICENSE CORP.
KICI-FM LICENSE CORP.
KLSQ-AM LICENSE CORP.
KLVE-FM LICENSE CORP.
KMRT-AM LICENSE CORP.
KTNQ-AM LICENSE CORP.
LICENSE CORP. NO. 1
LICENSE CORP. NO. 2
MI CASA PUBLICATIONS, INC.
PTI HOLDINGS, INC.
SERVICIO DE INFORMACION PROGRAMATIVA, INC.
SPANISH COAST-TO-COAST LTD.
SUNSHINE ACQUISITION CORP.
T C TELEVISION, INC.
TELEFUTURA NETWORK
TELEFUTURA OF SAN FRANCISCO, INC.
TELEFUTURA ORLANDO INC.
TELEFUTURA TELEVISION GROUP, INC.
TICHENOR LICENSE CORPORATION
TMS LICENSE CALIFORNIA, INC.
UNIVISION HOME ENTERTAINMENT, INC.
UNIVISION INVESTMENTS, INC.
UNIVISION MANAGEMENT CO.
UNIVISION MUSIC, INC.
UNIVISION OF ATLANTA INC.
UNIVISION OF NEW JERSEY INC.
UNIVISION OF RALEIGH, INC.
UNIVISION ONLINE, INC.

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

UNIVISION PUERTO RICO STATION ACQUISITION COMPANY
UNIVISION PUERTO RICO STATION OPERATING COMPANY
UNIVISION PUERTO RICO STATION PRODUCTION COMPANY
UNIVISION RADIO CORPORATE SALES, INC.
UNIVISION RADIO FRESNO, INC.
UNIVISION RADIO GP, INC.
UNIVISION RADIO HOUSTON LICENSE CORPORATION
UNIVISION RADIO ILLINOIS, INC.
UNIVISION RADIO INVESTMENTS, INC.
UNIVISION RADIO LAS VEGAS, INC.
UNIVISION RADIO LICENSE CORPORATION
UNIVISION RADIO LOS ANGELES, INC.
UNIVISION RADIO MANAGEMENT COMPANY, INC.
UNIVISION RADIO NEW MEXICO, INC.
UNIVISION RADIO NEW YORK, INC.
UNIVISION RADIO PHOENIX, INC.
UNIVISION RADIO SACRAMENTO, INC.
UNIVISION RADIO SAN DIEGO, INC.
UNIVISION RADIO SAN FRANCISCO, INC.
UNIVISION RADIO TOWER COMPANY, INC.
UNIVISION TELEVISION GROUP, INC.
WADO RADIO, INC.
WADO-AM LICENSE CORP.
WLXX-AM LICENSE CORP.
WPAT-AM LICENSE CORP.
WQBA-AM LICENSE CORP.
WQBA-FM LICENSE CORP.
WURZBURG, INC.

By:	/s/ Andrew W. Hobson
	Name:	Andrew W. Hobson
	Title:	Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

UNIVISION RADIO, INC.

By:	/s/ Andrew W. Hobson
	Name:	Andrew W. Hobson
	Title:	Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

HBCI, LLC UNIVISION RADIO FLORIDA, LLC

By:	Univision Radio, Inc., its sole member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

TELEFUTURA SAN FRANCISCO LLC

By:	Telefutura San Francisco, Inc., its sole member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

UNIVISION NEW YORK LLC UNIVISION PHILADELPHIA LLC

By:	Univision of New Jersey Inc., its sole member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

DISA LLC

By:	Univision Music, Inc., its member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

By:	DISA Holdco LLC, its member

	By:	Univision Communications Inc., its member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Senior Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

DISA LATIN PUBLISHING, LLC

By:	/s/ Dave Palacio
	Name:	Dave Palacio
	Title:	Manager

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

STATION WORKS, LLC

TELEFUTURA ALBUQUERQUE LLC

TELEFUTURA BAKERSFIELD LLC

TELEFUTURA BOSTON LLC

TELEFUTURA CHICAGO LLC

TELEFUTURA D.C. LLC

TELEFUTURA DALLAS LLC

TELEFUTURA FRESNO LLC

TELEFUTURA HOUSTON LLC

TELEFUTURA LOS ANGELES LLC

TELEFUTURA MIAMI LLC

TELEFUTURA SACRAMENTO LLC

TELEFUTURA SOUTHWEST LLC

TELEFUTURA TAMPA LLC

By:	Telefutura Television Group, Inc., its sole member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

TELEFUTURA PARTNERSHIP OF DOUGLAS

TELEFUTURA PARTNERSHIP OF FLAGSTAFF

TELEFUTURA PARTNERSHIP OF FLORESVILLE

TELEFUTURA PARTNERSHIP OF PHOENIX

TELEFUTURA PARTNERSHIP OF SAN ANTONIO

TELEFUTURA PARTNERSHIP OF TUCSON

By:	Telefutura Television Group, Inc., its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

By:	Telefutura Southwest LLC, its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

UNIVISION MUSIC LLC

By:	Univision Music, Inc., its managing member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

UNIVISION ATLANTA LLC

By:	Univision of Atlanta Inc., its sole member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

WUVC LICENSE PARTNERSHIP G.P.

By:	Univision of Raleigh, Inc., its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

By:	Univision Television Group, Inc., its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

KAKW LICENSE PARTNERSHIP, L.P. KUVN LICENSE PARTNERSHIP, L.P. KWEX LICENSE PARTNERSHIP, L.P. KXLN LICENSE PARTNERSHIP, L.P. UVN TEXAS L.P.

By:	Univision Television Group, Inc., its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

KDTV LICENSE PARTNERSHIP, G.P.

KFTV LICENSE PARTNERSHIP, G.P.

KMEX LICENSE PARTNERSHIP, G.P.

KTVW LICENSE PARTNERSHIP, G.P.

KUVI LICENSE PARTNERSHIP, G.P.

KUVS LICENSE PARTNERSHIP, G.P.

WGBO LICENSE PARTNERSHIP, G.P.

WLTV LICENSE PARTNERSHIP, G.P.

WXTV LICENSE PARTNERSHIP, G.P.

By:	Univision Television Group, Inc., its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

By:	PTI Holdings, Inc., its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

WLII/WSUR LICENSE PARTNERSHIP, G.P.

By:	Univision of Puerto Rico Inc., its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

UNIVISION RADIO BROADCASTING PUERTO RICO, L.P.
UNIVISION RADIO BROADCASTING TEXAS, L.P.

By:	Univision Radio GP, Inc., its general partner

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

UNIVISION CLEVELAND LLC

By:	Univision Television Group, Inc., its sole member

	By:	/s/ Andrew W. Hobson
		Name:	Andrew W. Hobson
		Title:	Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

UNIVISION TEXAS STATIONS LLC

By:	/s/ Ray Rodriguez
	Name:	Ray Rodriguez
	Title:	Manager

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

UNIVISION NETWORK PUERTO RICO PRODUCTION LLC

By:	The Univision Network Limited Partnership, its sole member

	By:	Univision Communications Inc., its general partner

		By:	/s/ Andrew W. Hobson
			Name:	Andrew W. Hobson
			Title:	Senior Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

UNIVISION-EV HOLDINGS, LLC

By:	/s/ Andrew W. Hobson
	Name:	Andrew W. Hobson
	Title:	Executive Vice President

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

DEUTSCHE BANK AG NEW YORK BRANCH, as First-Lien Collateral Agent

By:	/s/ David Maynew
Name: David Maynew
Title: Managing Director

By:	/s/ Stephen Cayer
Name: Stephen Cayer
Title: Director

[SIGNATURE PAGE TO FIRST LIEN GUARANTEE AND COLLATERAL AGREEMENT]

Schedule I to the

First-Lien Guarantee and

Collateral Agreement

SUBSIDIARY GUARANTORS

Schedule II to the

First-Lien Guarantee and

Collateral Agreement

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III to the

First-Lien Guarantee and

Collateral Agreement

U.S. COPYRIGHTS OWNED BY GRANTOR

U.S. Copyright Registrations

Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Title	Author	Class	Date Filed

PATENTS OWNED BY GRANTORS

U.S. Patents

Patent No.	Issue Date

U.S. Patent Applications

Patent Application No.	Filing Date

III-2

TRADEMARK/TRADE NAMES OWNED BY GRANTORS

U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Mark	Filing Date	Application No.

III-3

Schedule IV to the

First-Lien Guarantee and

Collateral Agreement

UCC FILING OFFICES

Schedule V to the

First-Lien Guarantee and

Collateral Agreement

SCHEDULE V

UCC INFORMATION

Schedule VI to the

First-Lien Guarantee and

Collateral Agreement

SCHEDULE VI

COMMERCIAL TORT CLAIMS AND CHATTEL PAPER

Exhibit A to the

First-Lien Guarantee and

Collateral Agreement

SUPPLEMENT NO. [●] (this “Supplement”) dated as of [●], to the First-Lien Guarantee and Collateral Agreement dated as of March 29, 2007 (the “Guarantee and Collateral Agreement”), among BROADCAST MEDIA PARTNERS HOLDINGS, INC., a Delaware corporation (“Holdings”), UMBRELLA ACQUISITION, INC., a Delaware corporation (“Merger Sub”) to be merged with and into UNIVISION COMMUNICATIONS INC. (the “Company”), UNIVISION OF PUERTO RICO INC., a Delaware corporation (“Subsidiary Borrower” and together with the US Borrower referred to in the Credit Agreement below, the “Borrowers” and each, a “Borrower”), each subsidiary of the Borrowers from time to time party thereto (each such subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”; the Subsidiary Guarantors, the Borrowers and Holdings are referred to collectively herein as the “Grantors”) and DEUTSCHE BANK AG NEW YORK BRANCH, as First-Lien collateral agent (in such capacity, the “First-Lien Collateral Agent”) for the Secured Parties (as defined therein).

A. Reference is made to the Credit Agreement dated as of March 29, 2007 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrowers, the lenders from time to time party thereto (the “Lenders”), and Deutsche Bank AG New York Branch, as administrative agent for the Lenders, as First-Lien Collateral Agent and as second-lien collateral agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

C. The Grantors have entered into the First Lien Guarantee and Collateral Agreement in order to induce the First-Lien Lenders to make First Lien Loans and the Issuing Banks to issue Letters of Credit. Section 7.16 of the Guarantee and Collateral Agreement provides that additional Restricted Subsidiaries of the Borrowers may become Subsidiary Guarantors and Grantors under the First Lien Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Guarantor and a Grantor under the First Lien Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit as consideration for Loans previously made and Letters of Credit previously issued, and to induce the Hedge Creditors to enter into and/or maintain Hedging Obligations with one or more Loan Parties.

Accordingly, the First-Lien Collateral Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor and Subsidiary Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Grantor and Subsidiary Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Grantor and Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor and Subsidiary Guarantor thereunder are true and correct in all material respects on and as of the date hereof (for this purpose, as though references therein to the Closing Date were to the date hereof). In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the First-Lien Collateral Agent, its successors and permitted assigns, for the ratable benefit of the Secured Parties (and, to the extent provided in Section 6.01 of the Guarantee and Collateral Agreement, for the equal and ratable benefit of the Existing Senior Note Holders), their successors and permitted assigns, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Grantor” or a “Subsidiary Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the First-Lien Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors’ rights generally and by general equitable principles.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the First-Lien Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the First-Lien Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Equity Interests and Pledged Debt Securities now owned by the New Subsidiary and

(ii) any and all Intellectual Property now owned by the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary and its jurisdiction of organization.

SECTION 5. Except as expressly supplemented hereby, the First-Lien Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the First-Lien Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall (except as otherwise expressly permitted by the First-Lien Guarantee and Collateral Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to the New Subsidiary shall be given to it in care of the Borrowers as provided in Section 9.01 of the Credit Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the First-Lien Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the First-Lien Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the First-Lien Collateral Agent have duly executed this Supplement to the First Lien Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

by
Name:
Title:
Address:
Legal Name:
Jurisdiction of Formation:

DEUTSCHE BANK AG NEW YORK BRANCH, as First-Lien Collateral Agent,

by
Name:
Title:

by
Name:
Title:

Collateral of the New Subsidiary

EQUITY INTERESTS

Issuer	Number of Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

INTELLECTUAL PROPERTY

[Follow format of Schedule III to the

Guarantee and Collateral Agreement.]